Exhibit 10.1

SUBLEASE AGREEMENT

This Sublease Agreement (“Sublease”) is made as of the 10th day of October, 2014, by and between Pathway Genomics Corporation, a Delaware corporation (“Sublandlord”), and Fabrus, Inc., a wholly-owned subsidiary of Senesco Technologies, Inc., a Delaware corporation (“Subtenant”).

RECITALS

This Sublease is made with regard to the following facts:

A.           Sublandlord is the assignee tenant under the Lease dated December 1, 2003, as amended by the Assignment and First Amendment to Lease Agreement dated November 1, 2008, the Second Amendment to Lease dated April 14, 2011, and as further amended or assigned (collectively the “Master Lease”) with Alexandria Real Estate Equities as the successor landlord (the “Master Landlord”). A copy of that Master Lease (including amendments) is attached to this Sublease and marked as Exhibit A. Under the Master Lease, Sublandlord leases a one-story building containing approximately 10,571 square feet of Rentable Area (as defined in the Master Lease) of office and laboratory space located at 4045 Sorrento Valley Blvd., San Diego, California 92121 (the “Premises”).

B.           Subtenant desires to sublease from Sublandlord the entire Premises, which Premises is more particularly described in Exhibit B attached to this Sublease. Sublandlord has agreed to sublease the Premises to Subtenant on the terms, covenants and conditions stated in this Sublease.

C.           Capitalized terms used herein which are not expressly defined in this Sublease shall have the meanings given in the Master Lease.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

1.          Sublease. Sublandlord subleases to Subtenant and Subtenant subleases from Sublandlord the Premises, subject to the terms, covenants, and conditions contained in this Sublease. Sublandlord and Subtenant agree that the Premises contain 10,571 square feet of Rentable Area.

2.          Term and Possession.

2.1           Term. Subject to the condition set forth in Section 13.6 below, the terms and provisions of this Sublease shall be effective between Sublandlord and Subtenant as of the date of this Sublease. The term of this Sublease will commence on October 10, 2014, and will expire, unless sooner terminated as provided in the Master Lease, on October 31, 2016. In no event shall the expiration date of the Sublease exceed the Term Expiration Date of the Master Lease.

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2.2           Possession. Sublandlord will deliver possession of the Premises to Subtenant no later than the date set forth in Section 2.1 above. Sublandlord may allow Subtenant early possession of the Premises conditioned upon the Premises being available for such possession prior to the commencement date set forth in Section 2.1. Any grant of early possession only conveys a non-exclusive right to occupy the Premises. If Subtenant totally or partially occupies the Premises prior to the commencement date, the obligation to pay Basic Rent shall be abated for the period of such early possession. All other terms of this Sublease (including but not limited to the obligations to pay Additional Rent and obtain insurance) shall, however, be in effect during such period. Any such early possession shall not affect the expiration date of the term hereof. Sublandlord shall not be required to tender possession of the Premises to Subtenant until Subtenant complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Subtenant shall be required to perform all of its obligations under this Sublease from and after the date set forth in Section 2.1, including the payment of Basic Rent and Additional Rent, notwithstanding Sublandlord's election to withhold possession pending receipt of such evidence of insurance. Further, if Subtenant is required by this Sublease to perform any other conditions prior to or concurrent with the commencement date, the commencement date shall occur but Sublandlord may elect to withhold possession until such conditions are satisfied.

3.          Basic Rent. Subtenant will pay Basic Rent during the term of this Sublease in the initial amount of $22,728.00 per month, payable monthly in advance on the first day of each month. Basic Rent will be abated to the amount of $0.00 for months two (2) through six (6) of the term; however, Additional Rent shall not be abated. The monthly Basic Rent will be increased by 3% on each anniversary of the commencement date stated in Section 2.1 above. Furthermore, in the event that the term of this Sublease begins or ends on a date that is not the first day of a month, Basic Rent will be prorated as of that date. Concurrent with Subtenant’s execution of this Sublease, Subtenant will deliver to Sublandlord the following:

First monthly Basic Rent:	$15,396.39
Security Deposit:	$30,000.00
Estimated Operating Expense
for October 2014:	$5,800.00

Total:	$58,528.00

The Security Deposit will be held by Sublandlord under the terms of Section 5.8 of the Master Lease.

4.          Additional Rent. Subtenant acknowledges that pursuant to the terms of the Master Lease, Sublandlord is obligated to pay as Additional Rent a share of Operating Expenses and other amounts due to the Master Landlord by Sublandlord pursuant to the Master Lease. Subtenant agrees that in addition to the Basic Rent due under Section 3 above, Subtenant shall pay to Sublandlord as Additional Rent 100% of all amounts of Additional Rent Sublandlord is obligated to pay Master Landlord pursuant to the Master Lease other than Additional Rent payable under the Master Lease that arises from Sublandlord's Default under the Master Lease or any other failure by Sublandlord to comply with the agreements, terms, covenants and conditions of the Master Lease. Subtenant shall pay such Additional Rent to Sublandlord at least five days prior to the date Sublandlord must pay such Additional Rent to Master Landlord pursuant to the terms of the Master Lease. Subtenant’s obligation to pay Additional Rent hereunder shall be subject to adjustment as provided in the Master Lease.

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5.          Use. Subtenant agrees to use the Premises in accordance with the provisions of the Master Lease and this Sublease, and for no other purpose.

6.          Master Lease. Subject to Section 7.1 below, as applied to this Sublease, the words “Landlord” and “Tenant” in the Master Lease will be deemed to refer to Sublandlord and Subtenant, respectively, under this Sublease.

Except as otherwise expressly provided in Section 8 of this Sublease, the covenants, agreements, provisions, and conditions of the Master Lease are made a part of, and incorporated into, this Sublease as if recited in full in this Sublease.

Subject to Section 7.1 below, the rights and obligations of the “Landlord” and the “Tenant” under the Master Lease will be deemed the rights and obligations of Sublandlord and Subtenant, respectively, under this Sublease, and will inure to the benefit of, and be binding on, Sublandlord and Subtenant, respectively. As between the parties to this Sublease only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease will control, except to the extent that adherence to a conflicting provision of this Sublease would (a) constitute a breach of the Master Lease, (b) require Sublandlord to take some action, provide a benefit, or refrain from taking action in violation of, or not provided by, the Master Lease, or (c) that would result in Subtenant paying to Sublandlord less than 100% of all Additional Rent Sublandlord is required to pay to Master Landlord under the Master Lease.

7.          Performance by Sublandlord; Status of Master Lease.

7.1.          Sublandlord’s Performance Conditioned on Master Landlord’s Performance. Subtenant recognizes that Sublandlord is not in a position to render any of the services or to perform any of the obligations required of Master Landlord by the terms of the Master Lease. Therefore, despite anything to the contrary in this Sublease and the Master Lease, Subtenant agrees that performance by Sublandlord of its obligations under this Sublease is conditioned on performance by the Master Landlord of its corresponding obligations under the Master Lease, and Sublandlord will not be liable to Subtenant for any default of the Master Landlord under the Master Lease.

Subtenant will not have any claim against Sublandlord based on the Master Landlord’s failure or refusal to comply with any of the provisions of the Master Lease unless that failure or refusal is a result of Sublandlord’s act or failure to act. Despite the Master Landlord’s failure or refusal to comply with any of those provisions of the Master Lease, this Sublease will remain in full force and effect and Subtenant will pay the Basic Rent and Additional Rent and all other charges provided for in this Sublease without any abatement, deduction or setoff. Except as expressly provided in this Sublease, Subtenant agrees to be subject to, and bound by, all of the covenants, agreements, terms, provisions, and conditions of the Master Lease, as though Subtenant was the Tenant under the Master Lease.

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7.2.          Obtaining Master Landlord’s Consent. Whenever the consent of the Master Landlord is required under the Master Lease, and whenever the Master Landlord fails to perform its obligations under the Master Lease, Sublandlord agrees to use its reasonable, good faith efforts to obtain, at Subtenant’s sole cost and expense, that consent or performance on behalf of Subtenant.

7.3.          No Existing Defaults. Sublandlord represents and warrants to Subtenant that the Master Lease is in full force and effect, and Sublandlord has neither given nor received a notice of default under the Master Lease.

7.4.          Preservation of Master Lease. Sublandlord agrees not to terminate the Master Lease voluntarily, or modify the Master Lease in a manner that adversely affects Subtenant’s rights under this Sublease. Subtenant and Sublandlord will each refrain from any act or omission that would result in the failure or breach of any of the covenants, provisions, or conditions of the Master Lease on the part of the Tenant under the Master Lease.

8.          Variations From Master Lease. As between Sublandlord and Subtenant, the terms and conditions of the Master Lease are modified as stated below in this Section 8:

8.1.          Basic Rent; Term; Security Deposit. Despite anything to the contrary stated in the Master Lease, the term of this Sublease, Basic Rent payable under this Sublease, and the amount of the Security Deposit required of the Subtenant are as stated in Sections 2 and 3 above.

8.2.          Brokers. The parties to this Sublease warrant to each other that neither party dealt with any broker or finder in connection with the consummation of this Sublease other than Cassidy Turley and Cushman & Wakefield (“Brokers”) and each party agrees to protect, defend, indemnify and hold the other party harmless from and against any and all claims or liabilities for brokerage commissions or finder’s fees arising out of that party’s acts in connection with this Sublease to anyone other than Brokers. The provisions of this Section 8.2 will survive the expiration or earlier termination of this Sublease. A commission of 6.5% of the total Basic Rent payable for the original term of this Sublease will be paid to Brokers (2.5% to Cassidy Turley and 4.0% to Cushman & Wakefield) by Sublandlord 50% upon execution and delivery of this Sublease and all required monetary amounts by both parties and 50% upon Subtenant taking possession of the Premises.

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8.3.          Insurance and Condemnation Proceeds. Subtenant will comply with all insurance requirements set forth in the Master Lease, and shall provide Sublandlord evidence of such insurance prior to taking possession of the Premises. Additionally, and despite anything contained in the Master Lease to the contrary, as between Sublandlord and Subtenant only, in the event of damage to or condemnation of the Premises, all insurance proceeds or condemnation awards received by Sublandlord under the Master Lease will be deemed to be the property of Sublandlord, and Sublandlord will have no obligation to rebuild or restore the Premises.

8.4.          Notices. Any notice that may or must be given by either party under this Sublease will be delivered (i) personally, (ii) by certified mail, return receipt requested, or (iii) by a nationally recognized overnight courier, addressed to the party to whom it is intended. Any notice given to Sublandlord or Subtenant shall be sent to the respective address set forth on the signature page below, or to such other address as that party may designate for service of notice by a notice given in accordance with the provisions of this Section 8.4. A notice sent pursuant to the terms of this Section 8.4 shall be deemed delivered (A) upon receipt, if delivered personally, (B) three (3) business days after deposit into the United States mail, or (C) the day following deposit with a nationally recognized overnight courier.

8.5.          Amounts Payable. All amounts payable under this Sublease by Subtenant are payable directly to Sublandlord.

8.6.          Condition of Premises; Furniture and Equipment; Disability Access; Energy Use Disclosure.

8.6.1.          “As-Is.” Sublandlord will deliver the Premises to Subtenant in its current “as is” condition without any representations or warranties by Sublandlord as to condition, suitability, zoning, or compliance with building or disability access codes. Subtenant acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Sublandlord and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with applicable building codes and disability access laws such as the Americans with Disabilities Act), and their suitability for Subtenant's intended use, (c) Subtenant has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) Subtenant is not relying on any representation as to the size of the Premises made by Brokers or Sublandlord, (e) the square footage of the Premises was not material to Subtenant's decision to sublease the Premises and pay the rent stated herein, and (f) neither Sublandlord, Sublandlord's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease.

8.6.2.          Furniture and Equipment. Sublandlord and Subtenant agree that the Premises contain the furniture and equipment listed on Exhibit C to this Sublease (the “Furniture and Equipment”). Subtenant will not remove any of the Furniture and Equipment from the Premises during the term of this Sublease. Provided that Subtenant faithfully performs all of its obligations under this Sublease, at the expiration of the term set forth in Section 2 above, title to the Furniture and Equipment shall pass to Subtenant upon payment to Sublandlord of consideration in the amount of $1.00.

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8.6.3.          Disability Access Laws. The Premises have not undergone an inspection by a Certified Access Specialist (CASp). Since compliance with the Americans with Disabilities Act and similar laws and regulations (“Disability Access Laws”) is dependent upon Subtenant’s specific use of the Premises, Sublandlord makes no warranty or representation as to whether or not the Premises complies with Disability Access Laws. In the event that, as a result of Subtenant's use, or intended use, of the Premises, the Disability Access Laws require modifications or the construction or installation of improvements in or to the Premises, Project and/or Common Areas, the parties agree that such modifications, construction or improvements shall be made at Subtenant's expense. In no event shall subtenant be responsible to cure existing Disability Access Law violations, unless triggered by any Subtenant modifications or construction activities other than the planned installation of an autoclave, steam dishwasher, generator and reception lighting. In the event that Subtenant’s installation of an autoclave, steam dishwasher, generator and/or reception lighting triggers an obligation to cure existing Disability Access Law violations, and if the cost to execute such cure is more than $20,000.00, then Subtenant shall be responsible for the costs over $20,000.

8.6.4.          Energy Disclosures. Subtenant waives any remedies it may have for Sublandlord’s failure to comply with the energy usage disclosure requirements of AB 1103.

8.7           Maintenance. Subtenant acknowledges and agrees that it will be solely responsible for all maintenance obligations of “Tenant” under the Master Lease, and Subtenant covenants with Sublandlord that Subtenant will employ sufficient and qualified facilities personnel to maintain the Premises as required under the Master Lease.

9.          Indemnity. Subtenant agrees to protect, defend, indemnify, and hold Sublandlord harmless from and against any and all liabilities, claims, expenses, losses and damages (including reasonable attorney fees and costs), that may at any time be asserted against Sublandlord by (a) the Master Landlord for failure of Subtenant to perform any of the covenants, agreements, terms, provisions, or conditions contained in the Master Lease that Subtenant is obligated to perform under the provisions of this Sublease; or (b) any person as a result of Subtenant’s use or occupancy of the Premises, except to the extent any of the foregoing is caused by the negligence or willful misconduct of Sublandlord. Sublandlord agrees to protect, defend, indemnify, and hold Subtenant harmless from and against any and all liabilities, claims, expenses, losses and damages (including reasonable attorney fees and costs), that may at any time be asserted against Subtenant due to Sublandlord's failure to perform any of the covenants, agreements, terms, provisions, or conditions contained in this Sublease. The provisions of this Section 9 will survive the expiration or earlier termination of the Master Lease or this Sublease.

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10.         Cancellation of Master Lease. In the event the Master Lease is canceled or terminated for any reason, or involuntarily surrendered by operation of law before the expiration date of this Sublease, Subtenant agrees, at the sole option of the Master Landlord, to attorn to the Master Landlord for the balance of the term of this Sublease and on the then executory terms of this Sublease.

That attornment will be evidenced by an agreement in form and substance reasonably acceptable to the Master Landlord and Subtenant. Subtenant agrees to execute and deliver such an agreement at any time within ten (10) business days after request by the Master Landlord. Subtenant waives the provisions of any law now or later in effect that may provide Subtenant any right to terminate this Sublease or to surrender possession of the Premises in the event any proceeding is brought by the Master Landlord to terminate the Master Lease.

11.         Estoppel Certificates. Each party to this Sublease will, from time to time as requested by the other party, on not less than ten (10) days prior written notice, execute, acknowledge, and deliver to the other party a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications that this Sublease is in full force and effect as modified and stating the modifications). That statement will certify the dates to which Basic Rent, Additional Rent, and any other charges have been paid. That statement will also state whether, to the knowledge of the person signing the certificate, the other party is in default beyond any applicable grace period provided in this Sublease in the performance of any of its obligations under this Sublease. If the other party is in default beyond any applicable grace period, the statement will specify each default of which the signer then has knowledge. It is intended that this statement may be relied on by others with whom the party requesting that certificate may be dealing.

12.         Assignment or Subleasing. Subject to the rights of the Master Landlord and the restrictions contained in the Master Lease in connection with a Transfer, Subtenant is not entitled to assign this Sublease or to sublet all or any portion of the Premises without the prior written consent of Sublandlord. That consent may be withheld by Sublandlord in its sole discretion.

13.         General Provisions.

13.1.          Severability. If any provision of this Sublease or the application of any provision of this Sublease to any person or circumstance is, to any extent, held to be invalid or unenforceable, the remainder of this Sublease or the application of that provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected, and each provision of this Sublease will be valid and be enforced to the fullest extent permitted by law.

13.2.          Entire Agreement; Waiver. This Sublease constitutes the final, complete and exclusive statement between the parties to this Sublease pertaining to the Premises, supersedes all prior and contemporaneous understandings or agreements of the parties, and is binding on and inures to the benefit of their respective heirs, representatives, successors, and assigns. No party has been induced to enter into this Sublease by, nor is any party relying on, any representation or warranty outside those expressly set forth in this Sublease. Any agreement made after the date of this Sublease is ineffective to modify, waive, release, terminate, or effect an abandonment of this Sublease, in whole or in part, unless that agreement is in writing, is signed by the parties to this Sublease, and specifically states that that agreement modifies this Sublease.

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13.3.          Captions. Captions to the sections in this Sublease are included for convenience only and do not modify any of the terms of this Sublease.

13.4.          Further Assurances. Each party to this Sublease will at its own cost and expense execute and deliver such further documents and instruments and will take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Sublease.

13.5.          Governing Law and Attorney’s Fees. This Sublease will be governed by and in all respects construed in accordance with the laws of the State of California. In the event of a legal proceeding due to a breach of this Sublease, or to enforce or interpret this Sublease, the prevailing party shall be entitled to an award of reasonable attorney’s fees, expert fees, and other costs incurred in such legal proceeding.

13.6.          Consent of Landlord. The Master Landlord’s written consent to this Sublease in accordance with the terms of the Master Lease is a condition subsequent to the validity of this Sublease. If the Master Landlord’s consent has not been obtained and a copy of that consent delivered to Subtenant by the fifteenth (15th) day following the date of this Sublease, Subtenant shall thereafter have the ongoing right, subject to the terms of this Section 13.6, to terminate this Sublease pursuant to a notice (the “Termination Notice”) so stating delivered to Sublandlord. If Sublandlord fails to deliver to Subtenant the consent of Master Landlord to this Sublease within ten (10) days following receipt of the Termination Notice (the “Termination Date”), this Sublease shall automatically terminate and the parties shall be released from any further obligations under this Sublease. If, however, Sublandlord delivers to Subtenant the consent of Master Landlord on or before the Termination Date, the condition subsequent set forth in this Section 13.6 shall be satisfied and this Sublease shall continue in full force and effect. Master Landlord’s signature below constitutes consent to this Sublease and agreement with the terms of this Sublease.

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13.7.          Capitalized Terms. All terms spelled with initial capital letters in this Sublease that are not expressly defined in this Sublease will have the respective meanings given such terms in the Master Lease.

The parties have executed this Sublease as of the date specified above.

“Sublandlord”	Pathway Genomics Corporation
A Delaware Corporation

/s/ James Plante

James Plante
Print Name
President & CEO
Title

“Subtenant”	Fabrus, Inc., a wholly-owned
subsidiary of Senesco Technologies, Inc.
A Delaware Corporation

/s/ James Graziano

James Graziano
Print Name
Chief Technology Officer
Title

MASTER LANDLORD’S CONSENT

Master Landlord hereby consents to this Sublease pursuant to Section 13.6 above.

Alexandria Real Estate Equities

/s/ Gary Dean

Gary Dean
Print Name
Vice President
Title

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EXHIBIT A

Master Lease

EXHIBIT B

Legal Description of Premises

EXHIBIT C

List of Furniture and Equipment